SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ImageMAX, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Pennsylvania
----------------------------------------  ------------------------------------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


           Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004
           ----------------------------------------------------------
             (Address of principal executive offices)    (zip code)



         If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

         If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:
                                     None.

        Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                           --------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities To Be
         Registered.

        ImageMAX, Inc.'s (the "Company") Common Stock, no par value, is described under the caption "Description of Capital Stock" at page [90] of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on September 12, 1997 (the "Registration Statement"). Registration Statement is filed herewith and the description of the Common Stock contained beginning on page 70 of the Registration Statement is incorporated herein by reference.


Item 2.  Exhibits.

   Exhibit                           Description
   -------                           -----------

       1 Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Registration Statement).

       2 By-laws of the Company (Incorporated by reference to Exhibit 3.2 of the Registration Statement.)

       3 Specimen Common Stock Certificate of the Company (Incorporated by reference to Exhibit 4.1 of the Registration Statement.)

       4 Pages 70 and 71 of the Registration Statement containing the section entitled "Description of Capital Stock."



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     ImageMAX, INC.



Date: September 12, 1997             By: /s/ Bruce M. Gillis
                                       ----------------------------------------
                                       Bruce M. Gillis
                                       Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit
Number                  Description                                   Page
------                  -----------                                   ----


  1          Restated Articles of Incorporation of the Company
             (Incorporated by reference to Exhibit 3.1 of the Registration Statement).

  2 By-laws of the Company (Incorporated by reference to Exhibit 3.2 of the Registration Statement).

  3          Specimen Common Stock Certificate of the Company
             (Incorporated by reference to Exhibit 4.1 of the Registration Statement).

  4 Pages 70 and 71 of the Registration Statement containing the section entitled "Description of Capital Stock."